Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-261177, No. 333-259088 and No. 333-268249) of VTEX of our report dated March 2, 2023, relating to the financial statements, which appears in this Form 20-F.

/s/PricewaterhouseCoopers Auditores Independentes Ltda.

Rio de Janeiro, Brazil

March 2, 2023